Exhibit 99.1
REXFORD INDUSTRIAL ANNOUNCES THIRD QUARTER 2021 FINANCIAL RESULTS

Los Angeles, California - October 20, 2021 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) focused on creating value by investing in and operating industrial properties within Southern California infill markets, today announced financial and operating results for the third quarter of 2021.

Third Quarter 2021 Financial and Operational Highlights:
•Net income attributable to common stockholders of $31.5 million, or $0.23 per diluted share, as compared to $25.9 million, or $0.21 per diluted share, for the third quarter of 2020.
•Company share of Core FFO of $59.6 million, an increase of 46.9% as compared to the third quarter 2020.
•Company share of Core FFO per diluted share of $0.43, an increase of 30.3% as compared to the third quarter 2020.
•Consolidated Portfolio Net Operating Income (NOI) of $87.8 million, an increase of 39.4% as compared to the third quarter of 2020.
•Same Property Portfolio(1) NOI increased 9.7% and Same Property Portfolio(1) Cash NOI increased 13.3% as compared to the third quarter 2020.
•Average Same Property Portfolio occupancy was 98.6%.
•Comparable rental rates on 1.8 million rentable square feet of new and renewal leases were 54.3% higher than prior rents on a GAAP basis and 38.5% higher on a cash basis.
•Acquired thirteen properties for an aggregate purchase price of $880.5 million and sold one property for a sales price of $18.6 million.
•Completed a debt offering of $400 million aggregate principal 2.150% Senior Notes due September 1, 2031.
•Issued a total of 13.7 million shares of common stock for total net proceeds of $783 million through a range of equity transactions.
•Ended the quarter with a low-leverage balance sheet measured by a net debt-to-enterprise value ratio of 12.7%.

“Our team produced another quarter of extraordinary results, reflecting the unique, entrepreneurial nature of the Rexford business model and the strength of our infill Southern California industrial market. We achieved Core FFO growth of 47% and 30% on a per share basis, fueled by consolidated NOI growth of 39%, compared to the prior year quarter. Our team executed 1.8 million square feet of leasing activity at outstanding GAAP and cash releasing spreads of 54% and 39%, respectively,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “We continued to scale our operating platform and deepen our market penetration with thirteen acquisitions during the quarter for $880 million, surpassing $1.3 billion of investments completed year-to-date. Our investment activity is planting the seeds for what we believe will be sustained cash flow growth into future periods. Meanwhile, with over $300 million of opportunities under contract or accepted offer, we remain well-positioned with substantial liquidity and a best-in-class, low leverage balance sheet at 12.7% net debt to enterprise value to drive substantial value creation and long-term shareholder value.”

_____________________________
(1)The Same Property Portfolio was previously referred to as the “Stabilized Same Property Portfolio.” No definitional changes have been made.

Financial Results:

The Company reported net income attributable to common stockholders of $31.5 million, or $0.23 per diluted share, for the three months ended September 30, 2021, as compared to net income attributable to common stockholders of $25.9 million, or $0.21 per diluted share, for the three months ended September 30, 2020. Net income for both the three months ended September 30, 2021 and the three months ended September 30, 2020, include $13.7 million of gains on sale of real estate.

The Company reported net income attributable to common stockholders of $77.0 million, or $0.57 per diluted share, for the nine months ended September 30, 2021, as compared to net income attributable to common stockholders of $48.1 million, or $0.40 per diluted share, for the nine months ended September 30, 2020. Net income for the nine months ended September 30, 2021 includes $27.3 million of gains on sale of real estate, as compared to $13.7 million for the nine months ended September 30, 2020.

For the three months ended September 30, 2021, Company share of Core FFO increased 46.9% year-over-year to $59.6 million, or $0.43 per diluted share of common stock, equal to a 30.3% increase, as compared to Company share of Core FFO of $40.6 million, or $0.33 per diluted share of common stock, for the three months ended September 30, 2020.

For the nine months ended September 30, 2021, Company share of Core FFO increased 37.5% year-over-year to $160.7 million, or $1.19 per diluted share of common stock, equal to a 21.4% increase, as compared to Company share of Core FFO of $116.9 million, or $0.98 per diluted share of common stock, for the nine months ended September 30, 2020.

For the three months ended September 30, 2021, the Company’s consolidated portfolio NOI increased 39.4% compared to the three months ended September 30, 2020, and the Company’s consolidated portfolio Cash NOI increased 37.8% compared to the three months ended September 30, 2020.

For the nine months ended September 30, 2021, the Company’s consolidated portfolio NOI increased 32.9% compared to the nine months ended September 30, 2020, and the Company’s consolidated portfolio Cash NOI increased 33.4% compared to the nine months ended September 30, 2020.

For the three months ended September 30, 2021, the Company’s Same Property Portfolio NOI increased 9.7% compared to the three months ended September 30, 2020, driven by a 7.7% increase in Same Property Portfolio rental income and a 1.3% increase in Same Property Portfolio expenses. Same Property Portfolio Cash NOI increased 13.3% compared to the three months ended September 30, 2020. When adjusted for the impact of short-term rent deferral agreements executed in response to the COVID-19 pandemic, Same Property Portfolio Cash NOI increased 12.0% compared to the three months ended September 30, 2020.

For the nine months ended September 30, 2021, the Company’s Same Property Portfolio NOI increased 8.9% compared to the nine months ended September 30, 2020, driven by a 7.7% increase in Same Property Portfolio rental income and a 3.6% increase in Same Property Portfolio expenses. Same Property Portfolio Cash NOI increased 14.3% compared to the nine months ended September 30, 2020. When adjusted for the impact of short-term rent deferral agreements executed in response to the COVID-19 pandemic, Same Property Portfolio Cash NOI increased 10.3% compared to the nine months ended September 30, 2020.

Operating Results:

Third quarter 2021 leasing activity demonstrates strong tenant demand fundamentals within Rexford’s target Southern California infill markets:

	Q3-2021 Leasing Activity
			Releasing Spreads
	# of Leases Executed	SF of Leasing	GAAP	Cash
New Leases	65	717,104	42.2%	28.4%
Renewal Leases	68	1,104,424	60.8%	43.7%
Total Leases	133	1,821,528	54.3%	38.5%

At September 30, 2021, the Company’s Same Property Portfolio occupancy was 98.8%. Average Same Property Portfolio occupancy for the third quarter 2021 was 98.6%. At September 30, 2021, the Company’s consolidated portfolio, excluding value-add repositioning assets, was 98.4% occupied and 98.9% leased, and the Company’s consolidated portfolio, including value-add repositioning assets, was 96.1% occupied and 96.6% leased.

Transaction Activity:

During the third quarter of 2021, the Company acquired thirteen properties, including 2,083,892 square feet of buildings and 139.7 acres of low-coverage outdoor storage sites and land for future redevelopment for an aggregate purchase price of $880.5 million. These investments are projected to generate an aggregate stabilized unlevered yield on total investment of 5.9%. Additionally, the Company sold one property for a sales price of $18.6 million.

Subsequent to the third quarter of 2021, the Company acquired two properties with a total of 118,023 rentable square feet of buildings for an aggregate purchase price of $33.5 million.

Balance Sheet:
The Company ended the third quarter with $1.1 billion in liquidity, including $60.2 million in cash on hand, $700.0 million available under its unsecured revolving credit facility and an estimated $379.6 million of forward equity proceeds to be settled by the first quarter 2023. As of September 30, 2021, the Company had $1.4 billion of outstanding debt, with an average interest rate of 2.8% and an average term-to-maturity of 7.8 years. The Company has no debt maturities until 2023.

In August 2021, the Company completed a public bond offering of $400.0 million 2.15% senior notes due in 2031 (the “Notes”). The Notes were priced at 99.014% of the principal amount and will mature on September 1, 2031. The proceeds from the Notes are expected to be allocated to investments in recently completed or future green building, energy and resource efficiency and renewable energy projects, including the redevelopment of such projects. Pending the allocation to eligible green projects, net proceeds of the Notes were used to repay the Company’s $225 million term loan due in 2023, fund the redemption of all shares of the Company’s 5.875% Series A Cumulative Redeemable Preferred Stock and acquisition activities.

During the third quarter, the Company executed on its ATM program, selling 3,397,958 shares of common stock at a weighted average share price of $61.43 per share, or $208.7 million of common stock, as follows:
•Issued 786,174 shares of common stock at an average price of $60.42 per share, receiving proceeds of approximately $47.5 million before issuance costs.
•Sold 2,611,784 shares of common stock that were subject to a forward equity sale agreement at an average price of $61.73 per share for a gross value of $161.2 million. The Company fully settled this forward sale agreement in the third quarter and received net proceeds of approximately $159.1 million.

As of September 30, 2021, the ATM program had approximately $299.4 million of remaining capacity.

In September 2021, the Company fully settled the remaining 7,190,474 shares outstanding under the forward equity sale agreements from the Company’s May 2021 public offering for total net proceeds of approximately $395.0 million.

In September 2021, the Company completed a public offering of 9,600,000 shares of common stock comprising 3,100,000 shares of common stock offered directly by the Company for gross proceeds of $181.8 million and 6,500,000 shares of common stock subject to forward equity sale agreements at an initial forward price of $58.65 per share for a gross offering value of $381.2 million. As of September 30, 2021, the Company expects to receive approximately $379.6 million upon the settlement of the forward equity sale agreements which is expected to occur by March 22, 2023.

Dividends:

On October 18, 2021, the Company’s Board of Directors declared a dividend in the amount of $0.24 per share for the fourth quarter of 2021, payable in cash on January 18, 2022, to common stockholders and common unit holders of record as of December 31, 2021.

On October 18, 2021, the Company’s Board of Directors declared a quarterly dividend of $0.367188 per share of its Series B Cumulative Redeemable Preferred Stock and a quarterly dividend of $0.351563 per share of its Series C Cumulative Redeemable Preferred Stock, in each case, payable in cash on December 31, 2021, to preferred stockholders of record as of December 15, 2021.

COVID-19 Collections Update

Through October 18, 2021, the Company collected 98.5% of contractual third quarter billings, which includes contractual base rent (including COVID-19 deferral billings) and tenant reimbursements charged to tenants.

As of September 30, 2021, the Company had 1,559 leases representing in-place annualized base rent (“ABR”) of $391.9 million. As of September 30, 2021, the Company had outstanding COVID-19 related deferrals of $251,000 or 0.1% of ABR, of which $110,000 will be charged to tenants through December 2021.

Guidance

The Company is revising its full year 2021 guidance as follows:

2021 Outlook (1)	Q3’21 UPDATED GUIDANCE	Q2’21 GUIDANCE
Net Income Attributable to Common Stockholders per diluted share	$0.70 - $0.71	$0.53 - $0.56
Company share of Core FFO per diluted share	$1.60 - $1.61	$1.48 - $1.51
Same Property Portfolio NOI Growth (2)	8.25% - 8.75%	5.75% - 6.75%
Same Property Portfolio Cash NOI Growth (2)	11.50% - 12.00%	9.00% - 10.00%
Average 2021 Same Property Portfolio Occupancy (Full Year) (2)	98.0% - 98.5%	97.75% - 98.25%
General and Administrative Expenses (3)	$46.0M - $47.0M	$45.0M - $46.0M
Net Interest Expense	$39.5M - $40.0M	$36.0M - $36.5M
(1)2021 Guidance represents the in-place portfolio as of October 20, 2021, and does not include any assumptions for prospective acquisitions, dispositions or balance sheet activities that have not closed.
(2)The Same Property Portfolio was previously referred to as the “Stabilized Same Property Portfolio.” No definitional changes have been made. For a full definition of the Same Property Portfolio please see definitions herein.
(3)2021 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $17.1 million. Non-cash equity compensation includes restricted stock, time-based LTIP units and performance units that are tied to the Company’s overall performance and may or may not be realized based on actual results.

The Core FFO guidance refers only to the Company’s in-place portfolio as of October 20, 2021, and does not include any assumptions for other acquisitions, dispositions or balance sheet activities that have not closed. A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, the duration and severity of the impact of the COVID-19 pandemic, interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Supplemental Information and Investor Presentation:

The Company’s supplemental financial reporting package as well as an updated investor presentation are available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Thursday, October 21, 2021, at 1:00 p.m. Eastern Time to review third quarter results, discuss recent events and conduct a question-and-answer period. The live webcast will be available on the Company’s investor relations website at ir.rexfordindustrial.com.

To Participate in the Telephone Conference Call:
Dial in at least 5 minutes prior to start time:
Domestic: 1-877-407-0789
International: 1-201-689-8562

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Pass code: 13722855
The playback can be accessed through November 21, 2021.

About Rexford Industrial:

Rexford Industrial, a real estate investment trust focused on owning and operating industrial properties throughout Southern California infill markets, owns 280 properties with approximately 35.1 million rentable square feet and manages an additional 20 properties with approximately 1.0 million rentable square feet.
For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and other filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (or losses) from sales of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs and amortization of above/below-market lease intangibles) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends and any preferred stock redemption charges related to the write-off of original issuance costs).

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. These adjustments consist of (i) acquisition expenses, (ii) loss on extinguishment of debt, (iii) the amortization of the loss on termination of interest rate swaps and (iv) other amounts as they may occur. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company’s operating results. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of FFO to Core FFO is set forth below. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends, but excludes non-recurring preferred stock redemption charges related to the write-off of original issuance costs which we do not consider reflective of our core revenue or expense streams).

Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

The following is a reconciliation of the Company’s 2021 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2021 Estimate
	Low	High
Net income attributable to common stockholders	$0.70	$0.71
Company share of depreciation and amortization	1.06	1.06
Company share of gains on sale of real estate	(0.19)	(0.19)
Company share of FFO	$1.57	$1.58
Add: Series A Preferred Stock redemption charge(1)	0.02	0.02
Add: Amortization of loss on termination of interest rate swap	0.01	0.01
Company share of Core FFO	$1.60	$1.61

(1)In connection with the redemption of the 5.875% Series A Cumulative Redeemable Preferred Stock on August 16, 2021, the Company incurred an associated non-cash charge of approximately $3.3 million, as a reduction to net income attributable to common stockholders for the original related issuance costs.

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as rental income from real estate operations less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of net income to NOI for our Same Property Portfolio, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI: (i) fair value lease revenue and (ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Same Property Portfolio, is set forth below.

Same Property Portfolio:

Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2020 through September 30, 2021, and excludes properties that were acquired or sold during the period from January 1, 2020 through September 30, 2021, and properties acquired prior to January 1, 2020, that were classified as current or future repositioning, redevelopment or lease-up during 2020 or 2021 (unless otherwise noted), which we believe significantly affected the properties’ results during the comparative periods. As of September 30, 2021, our 2021 Same Property Portfolio consists of 194 properties aggregating 24,652,152 rentable square feet. The Same Property Portfolio was previously referred to as the "Stabilized Same Property Portfolio." No definitional changes have been made.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy. We consider a repositioning property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning construction work.

Net Debt to Enterprise Value: At September 30, 2021, we had consolidated indebtedness of $1.4 billion, reflecting a net debt to enterprise value of approximately 12.7%. Our enterprise value is defined as the sum of the liquidation preference of our outstanding preferred stock and preferred units plus the market value of our common stock excluding shares of nonvested restricted stock, plus the aggregate value of common units not owned by us, plus the value of our net debt.  Our net debt is defined as our consolidated indebtedness less cash and cash equivalents.

In-Place Annualized Base Rent (ABR): Calculated as the monthly contractual base rent (before rent abatements) per the terms of the lease, as of September 30, 2021, multiplied by 12. Includes leases that have commenced as of September 30, 2021 or leases where tenant has taken early possession of space as of September 30, 2021. Excludes tenant reimbursements.

Contact:
Investor Relations:
Stephen Swett
424-256-2153 ext 401
investorrelations@rexfordindustrial.com

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	September 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Land	$3,714,038	$2,636,816
Buildings and improvements	2,466,435	2,201,187
Tenant improvements	124,156	84,462
Furniture, fixtures, and equipment	132	132
Construction in progress	50,823	25,358
Total real estate held for investment	6,355,584	4,947,955
Accumulated depreciation	(452,019)	(375,423)
Investments in real estate, net	5,903,565	4,572,532
Cash and cash equivalents	60,154	176,293
Restricted cash	50	1,230
Rents and other receivables, net	9,863	10,208
Deferred rent receivable, net	55,726	40,893
Deferred leasing costs, net	33,531	23,148
Deferred loan costs, net	2,192	2,240
Acquired lease intangible assets, net	125,697	92,172
Acquired indefinite-lived intangible	5,156	5,156
Other assets	18,213	14,390
Acquisition related deposits	9,610	4,067
Assets associated with real estate held for sale, net	—	8,845
Total Assets	$6,223,757	$4,951,174
LIABILITIES & EQUITY
Liabilities
Notes payable	$1,386,649	$1,216,160
Interest rate swap liability	10,205	17,580
Accounts payable, accrued expenses and other liabilities	77,968	45,384
Dividends and distributions payable	37,970	29,747
Acquired lease intangible liabilities, net	111,444	67,256
Tenant security deposits	55,487	31,602
Prepaid rents	16,358	12,660
Liabilities associated with real estate held for sale	—	193
Total Liabilities	1,696,081	1,420,582
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value per share, 10,050,000 shares authorized:
5.875% series A cumulative redeemable preferred stock, zero and 3,600,000 shares outstanding at September 30, 2021 and December 31, 2020, respectively ($90,000 liquidation preference)	—	86,651
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares outstanding at September 30, 2021 and December 31, 2020 ($75,000 liquidation preference)	72,443	72,443
5.625% series C cumulative redeemable preferred stock, 3,450,000 shares outstanding at September 30, 2021 and December 31, 2020 ($86,250 liquidation preference)	83,233	83,233
Common Stock,$ 0.01 par value per share, 489,950,000 authorized and 151,444,908 and 131,426,038 shares outstanding at September 30, 2021 and December 31, 2020, respectively	1,514	1,313
Additional paid in capital	4,283,600	3,182,599
Cumulative distributions in excess of earnings	(187,510)	(163,389)
Accumulated other comprehensive loss	(13,234)	(17,709)
Total stockholders’ equity	4,240,046	3,245,141
Noncontrolling interests	287,630	285,451
Total Equity	4,527,676	3,530,592
Total Liabilities and Equity	$6,223,757	$4,951,174

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
REVENUES
Rental income	$115,260	$83,622	$319,140	$240,882
Management, leasing and development services	136	118	350	325
Interest income	7	116	36	279
TOTAL REVENUES	115,403	83,856	319,526	241,486
OPERATING EXPENSES
Property expenses	27,501	20,684	75,631	57,682
General and administrative	11,806	9,464	33,981	27,753
Depreciation and amortization	38,676	28,811	110,048	84,715
TOTAL OPERATING EXPENSES	77,983	58,959	219,660	170,150
OTHER EXPENSES
Acquisition expenses	4	70	35	89
Interest expense	10,427	7,299	29,772	22,176
TOTAL EXPENSES	88,414	66,328	249,467	192,415
Loss on extinguishment of debt	(505)	—	(505)	—
Gains on sale of real estate	13,702	13,669	27,312	13,669
NET INCOME	40,186	31,197	96,866	62,740
Less: net income attributable to noncontrolling interests	(2,173)	(1,531)	(5,852)	(3,332)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	38,013	29,666	91,014	59,408
Less: preferred stock dividends	(2,976)	(3,636)	(10,249)	(10,909)
Less: original issuance costs of redeemed preferred stock	(3,349)	—	(3,349)	—
Less: earnings attributable to participating securities	(143)	(129)	(423)	(389)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$31,545	$25,901	$76,993	$48,110
Net income attributable to common stockholders per share – basic	$0.23	$0.21	$0.57	$0.40
Net income attributable to common stockholders per share – diluted	$0.23	$0.21	$0.57	$0.40
Weighted-average shares of common stock outstanding – basic	138,762	123,549	134,922	119,154
Weighted-average shares of common stock outstanding – diluted	139,630	123,844	135,429	119,425

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy:
	September 30,
	2021	2020	Change (basis points)
Weighted Average Occupancy:(1)
Los Angeles County	98.7%	98.4%	30 bps
Orange County	98.9%	97.5%	140 bps
San Bernardino County	98.9%	98.2%	70 bps
San Diego County	98.3%	96.2%	210 bps
Ventura County	97.1%	95.8%	130 bps
Same Property Portfolio Weighted Average Occupancy	98.6%	97.8%	80 bps

Ending Occupancy:	98.8%	98.3%	50 bps
(1)Calculated by averaging the occupancy rate at the end of each month in 3Q-2021 and June 2021 (for 3Q-2021) and the end of each month in 3Q-2020 and June 2020 (for 3Q-2020).

Same Property Portfolio NOI and Cash NOI:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Rental income	$80,278	$74,543	$5,735	7.7%	$236,442	$219,630	$16,812	7.7%
Property expenses	18,104	17,866	238	1.3%	53,278	51,412	1,866	3.6%
Same Property Portfolio NOI	$62,174	$56,677	$5,497	9.7%	$183,164	$168,218	$14,946	8.9%
Straight line rental revenue adjustment	(2,096)	(2,842)	746	(26.2)%	(5,713)	(10,588)	4,875	(46.0)%
Amortization of above/below market lease intangibles	(1,280)	(1,956)	676	(34.6)%	(4,122)	(6,030)	1,908	(31.6)%
Same Property Portfolio Cash NOI	$58,798	$51,879	$6,919	13.3%	$173,329	$151,600	$21,729	14.3%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Cash NOI, Same Property Portfolio NOI and
Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$40,186	$31,197	$96,866	$62,740
Add:
General and administrative	11,806	9,464	33,981	27,753
Depreciation and amortization	38,676	28,811	110,048	84,715
Acquisition expenses	4	70	35	89
Interest expense	10,427	7,299	29,772	22,176
Loss on extinguishment of debt	505	—	505	—
Deduct:
Management, leasing and development services	136	118	350	325
Interest income	7	116	36	279
Gain on sale of real estate	13,702	13,669	27,312	13,669
Net operating income (NOI)	$87,759	$62,938	$243,509	$183,200
Straight line rental revenue adjustment	(5,865)	(3,088)	(14,904)	(10,968)
Amortization of above/below market lease intangibles	(3,191)	(2,751)	(9,289)	(7,822)
Cash NOI	$78,703	$57,099	$219,316	$164,410

NOI	$87,759	$62,938	$243,509	$183,200
Non-Same Property Portfolio rental income	(34,982)	(9,079)	(82,698)	(21,252)
Non-Same Property Portfolio property expenses	9,397	2,818	22,353	6,270
Same Property Portfolio NOI	$62,174	$56,677	$183,164	$168,218
Straight line rental revenue adjustment	(2,096)	(2,842)	(5,713)	(10,588)
Amortization of above/below market lease intangibles	(1,280)	(1,956)	(4,122)	(6,030)
Same Property Portfolio Cash NOI	$58,798	$51,879	$173,329	$151,600

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$40,186	$31,197	$96,866	$62,740
Add:
Depreciation and amortization	38,676	28,811	110,048	84,715
Deduct:
Gain on sale of real estate	13,702	13,669	27,312	13,669
Funds From Operations (FFO)	$65,160	$46,339	$179,602	$133,786
Less: preferred stock dividends	(2,976)	(3,636)	(10,249)	(10,909)
Less: original issuance costs of redeemed preferred stock	(3,349)	—	(3,349)	—
Less: FFO attributable to noncontrolling interests(1)	(3,277)	(2,017)	(9,667)	(5,472)
Less: FFO attributable to participating securities(2)	(223)	(197)	(656)	(584)
Company share of FFO	$55,335	$40,489	$155,681	$116,821

Company Share of FFO per common share – basic	$0.40	$0.33	$1.15	$0.98
Company Share of FFO per common share – diluted	$0.40	$0.33	$1.15	$0.98

FFO	$65,160	$46,339	$179,602	$133,786
Adjust:
Acquisition expenses	4	70	35	89
Loss on extinguishment of debt	505	—	505	—
Amortization of loss on termination of interest rate swaps	615	—	1,435	—
Core FFO	$66,284	$46,409	$181,577	$133,875
Less: preferred stock dividends	(2,976)	(3,636)	(10,249)	(10,909)
Less: Core FFO attributable to noncontrolling interest(1)	(3,475)	(2,019)	(9,905)	(5,474)
Less: Core FFO attributable to participating securities(2)	(241)	(197)	(678)	(584)
Company share of Core FFO	$59,592	$40,557	$160,745	$116,908

Company share of Core FFO per common share – basic	$0.43	$0.33	$1.19	$0.98
Company share of Core FFO per common share – diluted	$0.43	$0.33	$1.19	$0.98

Weighted-average shares of common stock outstanding – basic	138,762	123,549	134,922	119,154
Weighted-average shares of common stock outstanding – diluted	139,630	123,844	135,429	119,425
(1)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1 & 2 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company.
(2)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.